Exhibit (a)(1)(E)

Letter to Clients

To Tender American Depositary Shares Evidenced by American Depositary Receipts

(Each ADS Representing Two Shares)

of

PATNI COMPUTER SYSTEMS LIMITED

at

Rs. 503.50 per Share

Pursuant to the Letter of Offer dated as of March 28, 2011

by

PAN-ASIA iGATE SOLUTIONS

and

iGATE GLOBAL SOLUTIONS LIMITED

along with the following Person Acting in Concert

iGATE CORPORATION

(Pan-Asia iGATE Solutions and iGATE Global Solutions Limited are indirect subsidiaries of

iGATE Corporation)

THE OFFER WILL OPEN AT 12:30 A.M., NEW YORK CITY TIME, ON APRIL 8, 2011. THE

OFFER AND PRORATION WILL EXPIRE AT 7:00 A.M., NEW YORK CITY TIME, ON APRIL 27,

2011. WITHDRAWAL RIGHTS WILL EXPIRE AT 7:00 A.M., NEW YORK CITY TIME, ON

APRIL 21, 2011.

March 28, 2011

To Our Clients:

Enclosed for your consideration are the Letter of Offer, dated March 28, 2011 (the “Letter of Offer”), and the related Form of Acceptance-cum-Acknowledgement and ADS Letter of Transmittal relating to the Offer by Pan-Asia iGATE Solutions and iGATE Global Solutions Limited (“Acquirers”), along with iGATE Corporation, referred to herein as a Person Acting in Concert or PAC, to purchase up to 27,085,565 Shares, par value Rs. 2 (Rs. = Indian rupees) per share (“Shares”), including Shares underlying the American Depositary Shares (“ADSs”), of Patni Computer Systems Limited (the “Company”), at a price of Rs. 503.50 per Share in cash (the “Offer Price”) upon the terms set forth in the Letter of Offer. Owners of ADSs must deliver or cause to be delivered their ADSs and all other required documents to The Bank of New York Mellon, as ADS tender agent (the “ADS Tender Agent”) or complete the procedures for book-entry transfer prior to the closing of the Offer on April 27, 2011 at 7:00 a.m. (New York City time) (the “Offer Closing Date”). All terms not otherwise defined herein have the meanings set forth in the Letter of Offer.

We are (or our nominee is) the holder of record of ADSs held by us for your account. A tender of such ADSs to the ADS Tender Agent can be made only by us as the holder of record and pursuant to your instructions. The ADS Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account; rather the ADS Letter of Transmittal is to be used only for tendering ADSs in the form of certificated American Depositary Receipts (“ADRs”) to the ADS Tender Agent.

Accordingly, we request instruction as to whether you wish to have us tender to the ADS Tender Agent on your behalf any or all ADSs held by us for your account pursuant to the terms and conditions set forth in the Offer.

Please note the following:

1.	The Offer is open to all shareholders of the Company, except the Acquirers and iGATE Corporation. Under Indian law, the Offer is for Shares only. Consequently, ADS holders are not permitted to directly tender ADSs. ADS holders who wish to directly tender the Shares underlying their ADSs in the Offer may instead withdraw the underlying Shares from the ADS facility and directly tender those Shares or follow the procedures herein and in the Letter of Offer with respect to tendering the ADSs to the ADS Tender Agent. Those ADS holders who wish to participate in the Offer must tender their ADSs to the ADS Tender Agent who will cause the Shares underlying such holder’s ADSs to be tendered on such ADS holders’ behalf. See Section X of the Letter of Offer, “Procedure for Acceptance and Settlement of the Offer.”

2.	It is expected that the Depositary or the ADS Tender Agent will create an account equivalent to an escrow account (the “ADS Escrow Account”) to temporarily hold and delay the conversion of provisionally tendered ADSs in the ADS Escrow Account and the underlying Shares will be tendered in the Offer. Following the application of the proration and the subsequent acceptance of Shares in the Offer, the Depositary will cancel the ADSs to the extent of the acceptance under the Offer and return all unaccepted Shares in the form of ADSs deposited in the ADS Escrow Account to their respective holders and no fees will be assessed to holders for return of their ADSs.

3.	Payment of the Offer Price for each Share, including Shares represented by ADSs, tendered and accepted will be payable in Indian rupees. The ADS Tender Agent will cause such payment to be converted into U.S. dollars in accordance with the procedures for the conversion of foreign currency set forth in the Deposit Agreement pursuant to which the ADSs were issued. Holders who tendered ADSs to the ADS Tender Agent will, in turn, receive payment from the ADS Tender Agent under the ADS Tender Agent’s standard procedures for distributing payments to tendering ADS holders.

4.	U.S. federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided. See Instruction 10 of the ADS Letter of Transmittal.

5.	The Offer will expire at 7:00 a.m., New York City time, on April 27, 2011. Withdrawal rights will expire at 7:00 a.m., New York City time, on April 21, 2011.

For a withdrawal of a tender of ADSs to be effective, a written notice of withdrawal must be received by the ADS Tender Agent at the address set forth above prior to 7:00 a.m., New York City time, on April 21, 2011. Any such notice of withdrawal must (i) specify the name of the person having tendered the ADSs to be withdrawn, (ii) contain a statement that such holder is withdrawing his or her election to have such ADSs tendered, (iii) be signed by the holder in the same manner as the original signature on the ADS Letter of Transmittal by which such ADSs were tendered (including any required signature guarantees), and (iv) specify the ADSs to be withdrawn, if not all of the ADSs tendered by the holder and (v) in the case of a tender by book-entry transfer, specify the name and number of the account at DTC to be credited with the withdrawn ADSs and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Acquirer, whose determination shall be final and binding on all parties. Any ADSs so withdrawn will be deemed not to have been validly tendered to the ADS Tender Agent for purposes of the Offer and no cash will be paid with respect thereto unless the ADSs so withdrawn are validly retendered. Any ADSs that have been tendered but which are not accepted for payment for any reason will be credited into the ADS Tender Agent’s account at DTC pursuant to the book-entry transfer procedures set forth in Section X of the Letter of Offer titled “Procedure for Acceptance and Settlement of the Offer,” and such ADSs will be credited to an account maintained with DTC for the ADSs as soon as practicable after withdrawal, rejection of tender or termination of the Offer. Properly withdrawn ADSs may be retendered by following the procedures described above at any time on or prior to 7:00 a.m., New York City time, on April 21, 2011.

6.	The Company is expected to file with the Securities and Exchange Commission on or about March 30, 2011, a Solicitation/Recommendation Statement on Schedule 14D-9 with respect of the Offer, and the board of directors of the Company is expected to remain neutral with respect to the Offer.

7.

Notwithstanding any other provision of the Offer, payment for Shares underlying ADSs that are accepted for purchase pursuant to the Offer will in all cases be made only after timely receipt by the ADS Tender Agent of (a) ADRs evidencing such ADSs or a timely book-entry confirmation with respect to such ADSs; (b) the ADS Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Letter of Offer): and (c) any other documents required by the ADS Tender Agent pursuant to the terms of the Offer.

8.	There is no significant condition of the Offer. However, acceptance of the Shares, including Shares represented by ADSs, tendered by non-resident Indians and overseas corporate bodies is subject to approval of the Reserve Bank of India. See Section IX of the Letter of Offer, “Terms and Conditions of the Offer.”

9.	The Offer is not subject to any minimum level of acceptance. The Offer is subject to the receipt of certain statutory and regulatory approvals described in detail in Section IX of the Letter of Offer titled “Terms and Conditions of the Offer.” In the event any of the required statutory approvals are refused or under such circumstances as in the opinion of Securities and Exchange Board of India merit withdrawal of the Offer, the Offer may be withdrawn. See Section IX of the Letter of Offer, “Terms and Conditions of the Offer.”

If you wish to have us tender any or all of the ADSs to the ADS Tender Agent held by us for your account, please so instruct us by completing, executing, detaching and returning to us the Instruction Form set forth herein. If you authorize the tender of your ADSs to the ADS Tender Agent, all such ADSs will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Offer Closing Date.

The Offer is made solely by the Letter of Offer, the related Form of Acceptance-cum-Acknowledgment and ADS Letter of Transmittal. The Acquirers are not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Acquirers become aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares representing ADSs pursuant thereto, the Acquirers will make a good faith effort to comply with such state statute. If, after such good faith effort, the Acquirers cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of ADSs in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Acquirers by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Shares cannot be tendered by means of the enclosed ADS Letter of Transmittal (which is to be used for tendering certificated ADRs to the ADS Tender Agent). If you hold Shares, you should use Form of Acceptance-cum-Acknowledgement for tendering such Shares into the Offer by following the instructions set forth in such Form. Additional information regarding the tender of Shares can be obtained from the Registrar at the address and telephone number set forth on the cover page of the Letter of Offer.

TO ENSURE COMPLIANCE WITH UNITED STATES TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES IN THIS DOCUMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY HOLDERS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE UNITED STATES INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM THEIR OWN INDEPENDENT TAX ADVISORS.

Instruction Form

The undersigned acknowledge(s) receipt of your letter and the Letter of Offer dated March 28, 2011, the related Form of Acceptance-cum-Acknowledgment and ADS Letter of Transmittal in connection with the Offer Pan-Asia iGATE Solutions and iGATE Global Solutions Limited (“Acquirers”), along with iGATE Corporation, referred to herein as a Person Acting in Concert or PAC, to purchase up to 27,085,565 Shares, par value Rs. 2 (Rs. = Indian rupees) per share (“Shares”), including Shares underlying American Depositary Shares, of Patni Computer Systems Limited pursuant to the terms set forth in the Letter of Offer.

This will instruct you to tender the number of ADSs indicated below (or if no number is indicated below, all ADSs) to the ADS Tender Agent held by us for you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Letter of Offer and the related ADS Letter of Transmittal.

Dated :             ,     , 2011

Number of ADSs to be Tendered *

                                          ADSs

The undersigned hereby certifies that:**

☐	it is an individual under Indian income tax law (i.e., a natural person)

☐	it is a Foreign Institutional Investor

☐	it is none of the above

Signature(s)

Please Print Name(s)

Address(es)

Area Code and Tel. No.

Employer Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all your ADSs are to be tendered.
**	Unless otherwise indicated, it will be assumed that the undersigned is neither an individual nor a foreign institutional investor.